Exhibit 99.1

News Release

CBOE HOLDINGS, INC. REPORTS ALL-TIME RECORD QUARTERLY RESULTS FOR SECOND QUARTER 2013

Second Quarter Financial Highlights

-- Record Quarterly Results
-- Operating Revenue Increases 14 Percent to $150.8 Million
-- GAAP Net Income Allocated to Common Stockholders Increases 20 Percent to $45.5 Million; Diluted EPS of $0.52
-- Adjusted Net Income Allocated to Common Stockholders Up 24 Percent to $47.0 Million1; Adjusted Diluted EPS of $0.541
-- GAAP Operating Margin Expands by 20 Basis Points to 50.0 Percent; Adjusted Operating Margin Up 140 Basis Points to 51.2 Percent1
CHICAGO, August 2, 2013 - CBOE Holdings, Inc. (NASDAQ: CBOE) today reported second quarter 2013 net income allocated to common stockholders of $45.5 million, or $0.52 per diluted share, compared with $37.9 million, or $0.44 per diluted share in the second quarter of 2012. On an adjusted basis, net income allocated to common stockholders was $47.0 million, or $0.54 per share, compared with $37.9 million, or $0.44 per diluted share, in the same period last year. Operating revenues of $150.8 million for the second quarter increased 14 percent compared with $132.6 million in the second quarter of 2012.
"We are pleased to report another strong quarter at CBOE Holdings, with new all-time highs for operating revenue and earnings per share. Our strong results were driven by increased trading overall and our successful efforts to expand trading in our higher-margin proprietary products. Trading volume in VIX Index futures, which carry our highest fee per contract, reached a new quarterly record for the sixth consecutive quarter, while trading in VIX options and our S&P 500 options complex also continued to show strong growth.” said Edward T. Tilly, CBOE Holdings CEO. "We will remain focused on product development, extending our global customer reach and maintaining prudent fiscal management to deliver value to stockholders."
"Strong growth in revenue and earnings this year, combined with our solid balance sheet and strong cash flow, gives us the flexibility to invest in growth initiatives while returning value to stockholders," stated Alan J. Dean, CBOE Holdings Executive Vice President and Chief Financial Officer. "Our Board's recent move to increase our quarterly dividend by 20 percent demonstrates our focus on the prudent management of our cash flow and our commitment to return excess capital to our stockholders."
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2013 and 2012 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

Key Statistics and Financial Highlights
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the comparative quarters and six-month periods ended June 30, 2013 and 2012. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share, revenue per contract and trading days)	2Q 2013	2Q 2012	Y/Y Change		YTD 2013	YTD 2012	Y/Y Change
Key Statistics:
Total Trading Days	64	63			124	125
Average Daily Volume (options and futures)	4.96	4.80	3%		4.67	4.84	(4%)
Total Trading Volume (options and futures)	317.4	302.7	5%		579.3	605.3	(4%)
Average Revenue Per Contract	$0.334	$0.314	6%		$0.354	$0.297	19%
GAAP Financial Highlights:
Total Operating Revenues	$150.8	$132.6	14%		$293.5	$253.9	16%
Total Operating Expenses	75.4	66.5	13%		148.7	130.4	14%
Operating Income	75.4	66.1	14%		144.8	123.5	17%
Operating Margin %	50.0%	49.8%	20	bps	49.3%	48.6%	70	bps
Net Income	$46.2	$38.5	20%		$88.5	$71.9	23%
Net Income Allocated to Common Stockholders	$45.5	$37.9	20%		$87.3	$70.8	23%
Diluted EPS	$0.52	$0.44	18%		$1.00	$0.81	23%
Weighted Average Shares Outstanding	87,341	87,153	—		87,307	87,649	—
Adjusted Financial Highlights (1)
Total Operating Expenses	$73.6	$66.5	11%		$143.7	$130.3	10%
Operating Income	77.2	66.1	17%		149.8	123.7	21%
Operating Margin %	51.2%	49.8%	140 bps		51.0%	48.7%	230	bps
Net Income	$47.7	$38.5	24%		$92.1	$72.0	28%
Net Income Allocated to Common Stockholders	$47.0	$37.9	24%		$90.8	$70.9	28%
Diluted EPS	$0.54	$0.44	23%		$1.04	$0.81	28%

(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2013 and 2012 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
Revenues
Operating revenue was $150.8 million in the second quarter of 2013, up $18.2 million, or 14 percent, from $132.6 million in the second quarter of 2012. The increase represents higher revenue of $11.2 million in transaction fees, $6.4 million in regulatory fees and $1.4 million in exchange services and other fees, offset somewhat by a decrease of $1.1 million in access fees.
Transaction fees increased 12 percent for the quarter due to a 5 percent increase in trading volume and a 6 percent increase in the average revenue per contract (RPC) compared with the second quarter of 2012. Total trading volume in the second quarter was 317.4 million contracts, or 4.96 million contracts per day, compared with volume of 302.7 million contracts, or 4.80 million contracts per day, in last year's second quarter. RPC increased to $0.334 compared with $0.314 in the second quarter of 2012.
The increase in RPC primarily resulted from a shift in the mix of trading volume, with contracts carrying the highest rate per contract, index options and futures contracts, accounting for 34.7 percent of trading volume during the quarter compared with 28.0 percent in the second quarter of 2012.

The average revenue per contract represents total transaction fee revenue divided by total reported trading volume for Chicago Board Options Exchange (CBOE), C2 Options Exchange (C2) and CBOE Futures Exchange (CFE).
Adjusted Operating Expenses
Adjusted operating expenses were $73.6 million for the quarter, up $7.1 million or 11 percent, compared with $66.5 million in the second quarter of 2012. For the second quarter of 2013, adjusted operating expenses exclude $0.8 million of accelerated stock-based compensation expense and $1.0 million of additional expense for the final resolution of an SEC investigation. There were no adjustments in the second quarter of 2012.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $49.6 million for the second quarter of 2013, up $4.6 million or 10 percent, compared with last year's second quarter. The increase primarily represents higher expenses for employee costs. Employee costs were up primarily due to increases in stock-based compensation, incentive compensation and salaries.
Volume-based expenses, which include royalty fees and trading volume incentives, were $15.4 million in the second quarter of 2013, representing an increase of $2.2 million or 17 percent, compared with the same period last year. This increase reflects higher royalty fees of $2.5 million, offset somewhat by a decrease in trading volume incentives of $0.3 million. The higher royalty fees are directly related to the growth in trading volume in licensed index products, as well as a fee increase realized on March 8th, in conjunction with CBOE extending its licensing agreement with S&P Dow Jones Indices. The decline in trading volume incentives primarily resulted from lower trading volume in multiply-listed options and modifications to the incentive program criteria.
Adjusted Operating Margin
The company's adjusted operating margin for the second quarter of 2013 increased 140 basis points to 51.2 percent compared with 49.8 percent for the same quarter last year, representing the Company's second highest adjusted operating margin ever.
Effective Tax Rate
The company reported an effective tax rate of 38.4 percent for the quarter versus 41.4 percent in last year's second quarter. The decrease in the effective rate for the second quarter of 2013 compared to 2012 is the result of the recognition of discrete items and the benefit of a lower apportionment in Illinois.
Second Quarter 2013 Operational Highlights and Recent Developments

•	For a sixth consecutive quarter, CFE and VIX futures experienced record-setting quarterly trading volume.

•
On August 1, the company reported that average daily volume (ADV) for total options in July 2013 was 4.33 million contracts, a 16 percent decrease from June 2013 ADV of 5.17 million contracts and a 4 percent increase from July 2012 ADV of 4.15 million contracts. In addition, CFE reported ADV of 134,796 contracts in July 2013, up 48 percent compared with 91,384 contracts per day during July 2012 and a 36 percent decrease from 211,022 contracts per day in June 2013.

•
On July 29, CFE announced that the first phase of its previously announced plans to expand VIX futures trading hours will begin in late September, with the second phase to begin in the weeks that follow.

•
On July 1, CBOE began disseminating values for a new volatility index benchmark — the CBOE EFA ETF Volatility Index (VXEFA). The VXEFA Index, the newest addition to CBOE's suite of volatility benchmarks, expands investors' ability to track market volatility of major geographic regions outside of the United States.

•
On June 20, trading volume in CBOE's S&P 500® Index options (SPXSM) contracts established a new daily record of 2,282,029 contracts traded, surpassing the previous daily volume record of 2,187,004 contracts set on May 20, 2010.

•	On May 31, the company announced its plan to host the second annual CBOE Risk Management Conference (RMC) Europe, from Monday, September 30 through Wednesday, October 2, 2013, in Sintra, Portugal.

•
On May 23, CBOE and CME Group (CME) announced that, as part of an agreement between the exchanges, CBOE will disseminate values for a new volatility benchmark index using futures options data on CME Group's

10-year U.S. Treasury note contract. The CBOE/CBOT 10-year U.S. Treasury Note Volatility Index (ticker symbol VXTYNSM) is the first volatility index of its kind, based on U.S. government debt, to be calculated and disseminated by CBOE.

•
On May 13, CBOE announced that the Supreme Court of the United States denied the International Securities Exchange's (ISE) petition to review the Illinois Appellate Court's decision that permanently restrained and enjoined ISE from listing or providing an exchange market for the trading of S&P 500 Index and Dow Jones Industrial Average options and enjoined OCC from issuing, clearing or settling the exercise of such ISE options.

•
On April 8, CBOE launched its new "CBOE Options Hub" (www.cboeoptionshub.com), a comprehensive website designed to be the "hub" of CBOE's industry-leading social media program and the definitive online source for up-to-the-minute news and views from the options community.

2013 Fiscal Year Financial Guidance
The company reaffirmed the following 2013 financial guidance provided in its February 8, 2013 earnings press release:

•
Core operating expenses are expected to be in the range of $189.0 million to $194.0 million. Continuing stock-based compensation expense included in core expenses is expected to be approximately $18.0 million for the full year.

•	Depreciation and amortization expense is expected to be in the range of $37.0 million to $39.0 million.

•	Capital expenditures are expected to be in the range of $35.0 million to $40.0 million.

•	Adjusted effective tax rate for the full-year 2013 is expected to be in the range of 39.5 to 40.0 percent.
Return of Capital to Stockholders
As announced on July 30, 2013, CBOE Holdings' Board of Directors increased the company's quarterly cash dividend by 20 percent, to $0.18 per share from $0.15 per share. The dividend increase is effective with the third quarter dividend, which is payable September 20, 2013, to stockholders of record on August 30, 2013.
During the second quarter of 2013, the company did not repurchase any shares of its common stock under the share repurchase program. At June 30, 2013, the company had approximately $103.3 million of availability remaining under its existing share repurchase authorizations.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its second quarter financial results today, August 2, 2013, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (877) 372-0876 from the United States or Canada, or (253) 237-1167 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, August 2, 2013, through 11:00 p.m. CT, August 9, 2013, by calling (855) 859-2056 within the U.S. and Canada, or (404) 537-3406 for international callers, using replay code 98414575.
About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options and futures on the CBOE Volatility Index (the VIX Index). Other products engineered by CBOE include equity options, security index options, LEAPS options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute and www.cboe.com, the go-to place for options and volatility trading resources.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause actual results to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list certain index option products; increasing price competition in our industry; compliance with legal and regulatory obligations and obligations under agreements with regulatory agencies; our ability to operate our business, monitor and maintain our systems or program them so that they operate correctly, including in response to increases in trading volume and order transaction traffic; decreases in the amount of trading volumes or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; increasing competition by foreign and domestic entities; economic, political and market conditions; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to maintain access fee revenues; our ability to protect our systems and communication networks from security risks, including cyber-attacks; our ability to attract and retain skilled management and other personnel; our ability to maintain our growth effectively; our dependence on third party service providers; and the ability of our compliance and risk management methods to effectively monitor and manage our risks.
More detailed information about factors that may affect our performance may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2012 and other filings made from time to time with the SEC.

The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:
Gail Osten	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
osten@cboe.com	comptong@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CFE®, FLEX®, LEAPS®, CBOE Volatility Index® and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, Execute SuccessSM, SPXSM, VXTYNSM and The Options InstituteSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE. All other trademarks and service marks are the property of their respective owners.

CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
PRODUCT:
Equities	1,595	1,604	1,617	1,964	2,007
Indexes	1,543	1,501	1,294	1,150	1,252
Exchange-traded products	1,641	1,107	1,091	1,124	1,451
Total Options Average Daily Volume	4,779	4,212	4,002	4,238	4,710
Futures	180	154	123	99	93
Total Average Daily Volume	4,959	4,366	4,125	4,337	4,803

Mix of Trading Volume by Product

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
PRODUCT:
Equities	32.2%	36.7%	39.2%	45.3%	41.8%
Indexes	31.1%	34.4%	31.4%	26.5%	26.1%
Exchange-traded products	33.1%	25.4%	26.4%	25.9%	30.2%
Futures	3.6%	3.5%	3.0%	2.3%	1.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
Trading Days	64	60	62	63	63
PRODUCT:
Equities	$0.090	$0.140	$0.134	$0.118	$0.123
Indexes	0.675	0.671	0.670	0.682	0.677
Exchange-traded products	0.119	0.155	0.186	0.177	0.180
Total Options Average Revenue Per Contract	0.289	0.333	0.322	0.287	0.288
Futures	1.544	1.618	1.442	1.606	1.607
Total Average Revenue Per Contract	$0.334	$0.378	$0.355	$0.317	$0.314

Transaction Fees by Product (in thousands)

	2Q 2013	1Q 2013	4Q 2012	3Q 2012	2Q 2012
PRODUCT:
Equities	$9,213	$13,509	$13,472	$14,645	$15,617
Indexes	66,654	60,379	53,764	49,385	53,383
Exchange-traded products	12,458	10,296	12,552	12,561	16,430
Total Options Transaction Fees	$88,325	$84,184	$79,788	$76,591	$85,430
Futures	17,769	14,961	11,017	10,030	9,456
Total Transaction Fees	$106,094	$99,145	$90,805	$86,621	$94,886

Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three Months Ended June 30,		Six Months Ended June 30,

(in thousands)	2013	2012	2013	2012
Total Operating Expenses	$75,414	$66,480	$148,689	$130,456
Less:
Depreciation and amortization	8,622	8,320	16,904	16,640
Accelerated stock-based compensation expense	816	—	3,996	194
Additional expense related to SEC investigation (in Other expenses)	1,000	—	1,000	—
Volume-based expenses:
Royalty fees	14,518	12,001	27,687	23,192
Trading volume incentives	908	1,176	1,921	3,825
Core Operating Expenses (non-GAAP):	$49,550	$44,983	$97,181	$86,605
Less: Continuing stock-based compensation expense	5,394	3,027	8,953	5,772
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$44,156	$41,956	$88,228	$80,833

Detail of Core Operating Expenses (non-GAAP)
Employee costs	$30,421	$25,300	$58,078	$50,396
Data processing	4,545	4,927	9,061	9,826
Outside services	9,633	9,265	20,668	16,435
Travel and promotional expenses	2,594	3,303	4,658	5,469
Facilities costs	1,247	1,226	2,500	2,529
Other expenses	1,110	962	2,216	1,950
Total	$49,550	$44,983	$97,181	$86,605

The table below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed in the footnotes below and are referred to as adjusted financial measures. There were no non-GAAP financial measures in the second quarter of 2012.

(in thousands, except per share amounts)	Three months ended June 30, 2013
		Items Impacting Results
	Reported (GAAP)	Operating Expenses [1]	Operating Expenses [2]	After Considering Items (non-GAAP)
Total Operating Revenues	$150,772			$150,772
Total Operating Expenses	75,414	(816)	(1,000)	73,598
Operating Income	75,358	816	1,000	77,174
Operating Margin	50.0%			51.2%
Total Other Income/(Expense)	(473)			(473)
Income Before Income Taxes	74,885	816	1,000	76,701
Income Tax Provision	28,724	313	—	29,037
Effective Income Tax Rate	38.4%			37.9%
Net Income	$46,161	$503	$1,000	$47,664
Net Income Allocated to Participating Securities	(684)	(7)	(15)	(706)
Net Income Allocated to Common Stockholders	$45,477	$496	$985	$46,958
Diluted Net Income per Share Allocated to Common Stockholders	$0.52	$0.01	$0.01	$0.54

(in thousands, except per share amounts)	Six months ended June 30, 2013					Six months ended June 30, 2012
		Items Impacting Results					Items Impacting Results
	Reported (GAAP)	Operating Expenses¹	Operating Expenses[2]	Other Income/(Expense) [3]	After Considering Items (non-GAAP)	Reported (GAAP)	Operating Expenses [1]	After Considering Items (non-GAAP)
Total Operating Revenues	$293,477				$293,477	$253,941		$253,941
Total Operating Expenses	148,689	(3,996)	(1,000)		143,693	130,456	(194)	130,262
Operating Income	144,788	3,996	1,000		149,784	123,485	194	123,679
Operating Margin	49.3%				51.0%	48.6%		48.7%
Total Other Income/(Expense)	(1,195)			245	(950)	(866)		(866)
Income Before Income Taxes	143,593	3,996	1,000	245	148,834	122,619	194	122,813
Income Tax Provision	55,060	1,533	—	92	56,685	50,706	80	50,786
Effective Income Tax Rate	38.3%				38.1%	41.4%		41.4%
Net Income	$88,533	$2,463	$1,000	$153	$92,149	$71,913	$114	$72,027
Net Income Allocated to Participating Securities	(1,268)	(35)	(14)	(2)	(1,319)	(1,146)	(2)	(1,148)
Net Income Allocated to Common Stockholders	$87,265	$2,428	$986	$151	$90,830	$70,767	$112	$70,879
Diluted Net Income per Share Allocated to Common Stockholders	$1.00	$0.03	$0.01	$—	$1.04	$0.81	$—	$0.81

NOTES: Amounts may not foot due to rounding.

1)
In the second quarter of 2013, the company accelerated the recognition of stock-based compensation expense to recognize the remaining value of stock grants awarded to employees in its regulatory division who will no longer receive stock-based compensation. In the first quarter of 2013, the company accelerated the recognition of stock-based compensation expense to recognize the full value of stock grants awarded to certain executives due to provisions in their employment arrangements. In the first quarter of 2012, the company accelerated the recognition of stock-based compensation expense to recognize the remaining fair value of stock grants awarded to two board members who left the Board.

2)	In the second quarter of 2013, the company recognized additional expense for the final resolution of an SEC investigation.

3)	In the first quarter of 2013, the company recorded an impairment for an investment in affiliate.

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three and Six Months Ended June 30, 2013 and 2012

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2013	2012	2013	2012

Operating Revenues:
Transaction fees	$106,094	$94,885	$205,239	$179,719
Access fees	15,026	16,162	30,680	32,142
Exchange services and other fees	9,315	7,851	18,403	15,300
Market data fees	5,729	6,376	11,266	12,749
Regulatory fees	10,439	4,080	20,139	8,776
Other revenue	4,169	3,195	7,750	5,255
Total Operating Revenues	150,772	132,549	293,477	253,941

Operating Expenses:
Employee costs	31,237	25,300	62,074	50,590
Depreciation and amortization	8,622	8,320	16,904	16,640
Data processing	4,545	4,927	9,061	9,826
Outside services	9,633	9,265	20,668	16,435
Royalty fees	14,518	12,001	27,687	23,192
Trading volume incentives	908	1,176	1,921	3,825
Travel and promotional expenses	2,594	3,303	4,658	5,469
Facilities costs	1,247	1,226	2,500	2,529
Other expenses	2,110	962	3,216	1,950
Total Operating Expenses	75,414	66,480	148,689	130,456

Operating Income	75,358	66,069	144,788	123,485

Other Income / (Expense):
Investment income	18	26	22	48
Net loss from investment in affiliates	(491)	(437)	(1,217)	(914)
Total Other Expense	(473)	(411)	(1,195)	(866)

Income Before Income Taxes	74,885	65,658	143,593	122,619
Income tax provision	28,724	27,162	55,060	50,706
Net Income	46,161	38,496	88,533	71,913
Net income allocated to participating securities	(684)	(593)	(1,268)	(1,146)
Net Income Allocated to Common Stockholders	$45,477	$37,903	$87,265	$70,767

Net Income Per Share Allocated to Common Stockholders
Basic	$0.52	$0.44	$1.00	$0.81
Diluted	0.52	0.44	1.00	0.81
Weighted average shares used in computing income per share:
Basic	87,341	87,153	87,307	87,649
Diluted	87,341	87,153	87,307	87,649

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
June 30, 2013 and December 31, 2012

(in thousands, except share amounts)	June 30, 2013	December 31, 2012
Assets
Current Assets:
Cash and cash equivalents	$207,766	$135,597
Accounts receivable—net allowances of $332 and $340	55,733	45,666
Marketing fee receivable	8,938	5,216
Income taxes receivable	15,440	11,717
Other prepaid expenses	8,234	4,146
Other current assets	565	567
Total Current Assets	296,676	202,909
Investments in Affiliates	14,174	14,270
Land	4,914	4,914
Property and Equipment:
Construction in progress	1,233	89
Building	62,442	62,442
Furniture and equipment	268,198	263,155
Less accumulated depreciation and amortization	(260,592)	(251,642)
Total Property and Equipment—Net	71,281	74,044
Other Assets:
Software development work in progress	7,474	4,370
Data processing software and other assets (less accumulated amortization of $140,446 and $133,862)	35,343	38,351
Total Other Assets—Net	42,817	42,721
Total	$429,862	$338,858

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$44,112	$45,148
Marketing fee payable	9,458	5,808
Deferred revenue	16,641	1,084
Post-retirement medical benefits	60	110
Total Current Liabilities	70,271	52,150

Long-term Liabilities:
Post-retirement medical benefits	2,195	1,794
Income taxes liability	24,227	20,857
Other long-term liabilities	3,900	3,946
Deferred income taxes	19,363	20,989
Total Long-term Liabilities	49,685	47,586
Total Liabilities	119,956	99,736
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at June 30, 2013 or December 31, 2012	—	—
Unrestricted common stock, $0.01 par value: 325,000,000 shares authorized; 91,842,773 issued and 87,700,964 outstanding at June 30, 2013; 91,270,274 issued and 87,271,683 outstanding at December 31, 2012	918	913
Additional paid-in-capital	82,962	67,812
Retained Earnings	337,420	275,491
Treasury Stock, at cost: 4,141,809 shares at June 30, 2013	(110,310)	(104,201)
Accumulated other comprehensive loss	(1,084)	(893)
Total Stockholders' Equity	309,906	239,122

Total	$429,862	$338,858

CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Six months ended June 30, 2013 and 2012

	Six Months Ended June 30,
(in thousands)	2013	2012
Cash Flows from Operating Activities:
Net Income	$88,533	$71,913
Adjustments to reconcile net income to
net cash flows from operating activities:
Depreciation and amortization	16,904	16,640
Other amortization	58	44
Provision for deferred income taxes	(1,506)	(1,661)
Stock-based compensation	12,949	5,966
Loss on investment in affiliates	972	914
Impairment of investment in affiliates and other assets	245	—
Net change in assets and liabilities	(1,295)	(7,082)
Net Cash Flows provided by Operating Activities	116,860	86,734
Cash Flows from Investing Activities:
Capital and other asset expenditures	(13,072)	(19,492)
Investment in affiliates	(1,120)	(822)
Other	8	—
Net Cash Flows used in Investing Activities	(14,184)	(20,314)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(26,604)	(21,348)
Purchase of unrestricted stock from employees	(6,109)	(3,127)
Excess tax benefit from stock-based compensation	2,206	—
Purchase of unrestricted stock under repurchase program	—	(49,744)
Net Cash Flows used in Financing Activities	(30,507)	(74,219)

Net Increase (Decrease) in Cash and Cash Equivalents	72,169	(7,799)

Cash and Cash Equivalents at Beginning of Period	$135,597	$134,936
Cash and Cash Equivalents at End of Period	$207,766	$127,137

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$54,730	$52,473
Non-cash activities:
Unpaid liability to acquire equipment and software	$1,929	$2,451